UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(D)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 24, 2008
ITC HOLDINGS CORP.

(Exact name of Registrant as Specified in its Charter)

Michigan	001-32576	32-0058047

(State or other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

39500 Orchard Hill Place, Suite 200
Novi, Michigan		48375

(Address of Principal Executive Offices)		(Zip Code)
(248) 374-7100

(Registrant’s Telephone Number, Including Area Code)
N/A

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
Issuance of Senior Notes
On January 24, 2008, ITC Holdings Corp. (the “Company”) issued $385,000,000 aggregate principal amount of its 6.050% Senior Notes due January 31, 2018 (the “Senior Notes”) in a private placement in reliance on exemptions from registration under the Securities Act of 1933.  The Senior Notes were sold by the Company to Lehman Brothers Inc., Credit Suisse Securities (USA) LLC and other initial purchasers (collectively, the “Initial Purchasers”) pursuant to a Purchase Agreement (the “Purchase Agreement”) dated January 15, 2008, pursuant to which the Company agreed to sell the Senior Notes at the closing subject to satisfaction of customary terms and conditions specified in the Purchase Agreement.  A copy of the Purchase Agreement was filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K on January 17, 2008.
The Senior Notes were issued under the Company’s Indenture (the “Original Indenture”), dated as of July 16, 2003, between The Bank of New York Trust Company, N.A. (as successor to BNY Midwest Trust Company), as trustee (the “Trustee”), as supplemented by the Third Supplemental Indenture thereto, dated as of January 24, 2008, between the Company and the Trustee (the “Third Supplemental Indenture” and, together with the Original Indenture, the “Indenture”).  The Senior Notes are unsecured.
Interest on the Senior Notes is payable semi-annually in arrears on January 31 and July 31 of each year, commencing on July 31, 2008 at a fixed rate of 6.050% per annum.  The Company may redeem the Senior Notes at any time, in whole or in part, at a “Make Whole Price” equal to the greater of (1) 100% of the principal amount of the Senior Notes being redeemed and (2) the sum of the present values of the remaining scheduled principal and interest payments on the Senior Notes discounted to the redemption date on a semi-annual basis at the Adjusted Treasury Rate (as defined in the Indenture), plus, in each case, accrued and unpaid interest on the Senior Notes to, but not including, the redemption date.  The principal amount of the Senior Notes is payable on January 31, 2018.
The Senior Notes and the Indenture restrict the Company’s and its subsidiaries’ ability to engage in sale and lease-back transactions and, in certain circumstances, to incur liens. The Senior Notes and the Indenture contain customary events of default, including, without limitation, failure to pay principal on any Security (as defined in the Original Indenture) when due; failure to pay interest on any Security for 30 days after becoming due; and failure to comply with certain covenants and warranties contained in the Indenture for a period of 60 days (or 90 days in the case of a failure to comply with the reporting covenant described under Section 10.11 of the Original Indenture) after written notice from the trustee or the holders of 25% of the aggregate principal amount of Securities then outstanding.  If an “Event of Default” (as defined in the Indenture) occurs and is continuing, the Trustee or the “Holders” (as defined in the Indenture) of not less than 25% in aggregate principal amount of the Securities outstanding may declare the principal amount of all the Securities to be due and payable immediately.  A copy of the Original Indenture was filed as Exhibit 4.3 to the Company’s Registration Statement on Form S-1 (File No. 333-123657).  A copy of the Third Supplemental Indenture is attached hereto as Exhibit 4.18.

The above descriptions of the Purchase Agreement and the Indenture do not purport to be complete statements of the parties’ rights and obligations under those agreements.  The above descriptions are qualified in their entirety by reference to the Third Supplemental Indenture, a copy of which is attached to this Current Report on Form 8-K, and to the Purchase Agreement and the Original Indenture, copies of which were previously filed by the Company, and which are incorporated herein by reference.
In the ordinary course of their respective businesses, certain of the Initial Purchasers and their respective affiliates have engaged, and may in the future engage, in commercial banking and/or investment banking transactions with the Company and its affiliates for which they have in the past received, and may in the future receive, customary fees. In addition, an affiliate of Lehman Brothers Inc. acted as the Company’s financial advisor in connection with the acquisition by ITC Midwest LLC, the Company’s wholly-owned subsidiary, of the electric transmission assets of Interstate Power and Light Company.
Item 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.
The information set forth above under Item 1.01 relating to the Issuance of Senior Notes is hereby incorporated by reference into this Item 2.03 as though fully set forth herein.
Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits

Exhibit No.	Description

4.18	Third Supplemental Indenture, dated as of January 24, 2008, between ITC Holdings Corp. and The Bank of New York Trust Company, N.A., as trustee

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITC HOLDINGS CORP.
By:	/s/ Daniel J. Oginsky
	Name:	Daniel J. Oginsky
	Title:	Vice President and General Counsel

January 25, 2008